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                                                                   EXHIBIT 10.65

                               ROYALTY AGREEMENT

  This agreement (hereinafter "Agreement") is entered into this 1st day of May, 1997 (hereinafter "Effective Date") by and between SPACEHAB, Incorporated, a Washington State corporation, located at 1595 Springhill Road, Suite 360, Vienna, VA 22182, and University of Maryland Biotechnology Institute (hereinafter "UMBI")located at 4321 Hartwick Road, Suite 500, College Park, MD 20740.

                                    RECITALS

  WHEREAS, SPACEHAB will fly the Commercial Refrigerator/Incubator Module
  (CRIM) containing the Crystals by Vapor Diffusion Apparatus (CVDA) aboard its SPACEHAB Module during National Aeronautics and Space Administration (NASA) space shuttle mission, STS-84, currently scheduled to be flown May 15, 1997, and

  WHEREAS, UMBI desires to reserve and use eight (8) chambers in the CVDA during STS-84 to fly eight (8) Protein Crystal Growth Solutions, and

  WHEREAS, it is foreseeable that UMBI may, subsequent to the STS-84 mission, develop any Products as defined in Section 1.1 below, for which UMBI will license and receive royalty payments, and

  WHEREAS, SPACEHAB desires to receive royalties on all future sales of Products as defined in Section 1.1, rather than require UMBI pay SPACEHAB the customary $220,000 fair market value for flying the Protein Crystal Growth Solutions aboard the CVDA, and

  WHEREAS, both parties desire that UMBI pay SPACEHAB royalties on all future payments it receives for the sale of the Protein Crystal Growth Solutions, or derivative products thereof, in exchange, and as consideration for SPACEHAB's foregoing the $220,000 otherwise payable by UMBI to SPACEHAB for flying the Protein Crystal Growth Solutions aboard the CVDA.

  NOW THEREFORE, in consideration of the promises, mutual covenants, and warranties herein contained, the parties agree as follows:

                                 1.0 DEFINITIONS

 1.1 Products. The term "Products", referred to herein, shall mean all derivative products and derived applications of the eight (8) Protein Crystal Growth Solutions licensed or sublicensed by UMBI, including but not limited to, crystals developed from flying the Protein Crystal Growth Solutions aboard the CVDA during STS-84; other solutions using one or more elements of the original Protein Crystal Growth Solutions; other formulations, used independently or in conjunction with other compounds or substances; and pharmaceuticals, developed from the Protein Crystal Growth Solutions. The term Products shall also include further insight as to the true nature and character of the Protein Crystal Growth Solutions or the crystals produced thereby; discoveries of new methods; inventions of new formulations; discoveries of new approaches; and all

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      intellectual property developed or created as a result of flying the
      Protein Crystal Growth solutions aboard the CVDA during STS-84. Products shall also include discoveries arising as a direct or indirect result of examining, testing, and otherwise working with the Protein Crystal Growth solutions.

 1.2 Net Sales. The term "Net Sales", referred to herein, shall mean the payment received by UMBI from licensees (or sublicensee) in all transactions, minus expenses, directly or indirectly involving the sale of Products defined in Section 1.1 above.

                           2.0 DESCRIPTION OF SPECIMENS

 2.1 UMBI shall provide SPACEHAB with a description of the specimens, the solvents, and precipitants to be flown, and derived from the experimental flight aboard the CVDA during STS-84. UMBI shall also provide SPACEHAB with a description of the reasonably foreseeable areas of application for which these Products could feasibly be developed to commercial usefulness. The descriptions provided by UMBI, hereunder, shall become exhibits and shall be incorporated into this agreement. SPACEHAB shall keep confidential all descriptions provided by UMBI, hereunder, and shall not disclose said descriptions without UMBI's prior consent.

                                 3.0 CONSIDERATION

 3.1 As consideration, and in exchange for SPACEHAB foregoing the $220,000 fair market value otherwise payable to fly the eight (8) Protein Crystal Growth Solutions aboard the CVDA during shuttle mission STS-84, UMBI shall pay SPACEHAB a royalty on the sale of Products, as herein set forth.

                                   4.0 ROVALTIES

 4.1 UMBI shall pay to SPACEHAB for the sale of Products sold by licensees or sub-licensees an earned royalty of two percent (2%) of Net Sales until SPACEHAB receives $440,000in royalties, and one (1%) of Net Sales thereafter.

 4.2 Royalties accruing to SPACEHAB shall be paid to SPACEHAB on an annual basis. Each such payment will be for royalties which accrued within the most recently completed calendar yearend payment shall be made by UMBI within two months of the end of such calendar year.

 4.3 All moneys due SPACEHAB from UMBI, its licensee or sublicensee shall be payable in United States dollars collectible in Vienna, Virginia. When Products are sold for moneys other than United States dollars, the earned royalties will first be determined in foreign currency of the country in which such Products are sold and then converted into equivalent United States funds. The exchange rate will be that established by the Bank of America in San Francisco, California.

                                 5.0 DUE DILIGENCE

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 5.1  Upon execution of this Agreement, UMBI shall diligently proceed with the research plan utilizing the Protein Crystal Growth solutions. Upon completion of the research, UMBI shall diligently proceed to market and seek commercial licenses for Products in order to further develop, manufacture or sell Products. UMBI shall notify SPACEHAB of its progress in licensing on an annual basis.

 5.2 UMBI agrees that any license agreement entered into by UMBI for the development, manufacture, or sale of Product(s) shall include the requirement:

   a) That any licensee (or sublicensee) develop a commercialization plan under which licensee (or sublicensee) intends to bring the Products into commercial use;

   b) That licensee (or sublicensee) provide written annual reports on its product development progress or efforts to commercialize on an annual basis;

   c) That licensee (or sublicensee) shall use its reasonable best efforts to introduce into the commercial market or apply the license processes to commercial use as soon as practicable. "Reasonable best efforts", for the purpose of this provision shall include, but not be limited to, adherence to the commercialization plan and established benchmarks in the license (or sublicense) agreement;

   d) That licensee (or sublicensee) shall obtain all necessary governmental approvals for the manufacture, use and sale of Products; and

   e) That licensee (or sublicensee) use its reasonable best efforts to keep licensed products or licensed processes reasonably accessible to the public.

 5.3 UMBI shall have the sole discretion for making all decisions as to how to commercialize, market and sell Products.

 5.4 All such licenses (or sublicenses) shall include all of the rights of and obligations due to SPACEHAB that are contained in this Agreement. UMBI shall provide SPACEHAB with a copy of each license (or sublicense) issued hereunder and summarize and deliver all reports due under any license (or sublicense).

 5.5 Upon termination of this Agreement for any reason, SPACEHAB shall have the option to require that all licenses (or sublicenses), hereunder, be assigned to SPACEHAB, and remain in force and effect under the terms and conditions thereof with SPACEHAB as the licenser, but the duties of SPACEHAB shall only extend to SPACEHAB's duties under this Agreement.

                        6.0 PROGRESS AND ROYALTY REPORTS

 6.1 Beginning January 1, 1998 and annually thereafter, UMBI shall submit to SPACEHAB a progress report covering UMBI's activities related to the research.

 6.2 After the First Commercial Sale of a Product anywhere in the world by licensee (or sublicensee), UMBI will make annual royalty reports to SPACEHAB on or before each February 28 of each year (i.e. within two (2) months from the end of each calendar year). Each such royalty report will cover UMBI's most recently completed calendar year and will show
      (a) the gross sales and net sales of Products sold by licensees, or sub-licensees during the most recently completed calendar year; (b) the number of each

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      type of Product sold; (c) the royalties, in U. S. dollars, payable hereunder with respect to such sales; (d) the exchange rates used.

 6.3 If no sales of Products have been made during any reporting period, a statement to this effect shall be required.

                              7.0 BOOKS AND RECORDS

 7.1 UMBI shall require its licensee (or sublicensee) to make available books and records accurately showing all Products developed, manufactured, used and/or sold under the terms of this Agreement. Such books and records shall be preserved for at least five (5) years from the date of the royalty payment to which they pertain and shall be open to inspection by representatives or agents of SPACEHAB at reasonable times upon reasonable advance notice to UMBI.

 7.2 The fees and expenses of SPACEHAB representatives performing such examination shall be borne by SPACEHAB. However, if an error in royalties of more than ten percent (5) of the total royalties due for any year is discovered, then the fees and expenses of these representatives shall be borne by UMBI.

                            8.0 LIFE OF THE AGREEMENT

 8.1 Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement shall be in force from the Effective Date and shall remain in effect for fifteen (15) years, until both mutually agree to terminate due to a lack of commercial success of the research or until UMBI elects to buyout this Agreement, as set forth in Article 11.0, the Termination and Buyout provisions set forth herein.

                           9.0 TERMINATION BY SPACEHAB

 9.1 Subject to Article 5.0, the Due Diligence provisions located herein, if UMBI should violate or fail to perform any material term or covenant of this Agreement, then SPACEHAB may give written notice of such default (Notice of Default) to UMBI. If UMBI should fail to repair such default within ninety (90) days of the effective date of such notice, SPACEHAB shall have the right to terminate this Agreement and invoke the Buyout provisions located in Article 11.0, by second notice (Notice of Termination) to UMBI. If a Notice of Termination is sent to UMBI, this Agreement shall automatically terminate on the effective date of such notice, and all moneys payable to SPACEHAB, hereunder, shall immediately become due. Such termination shall not relieve UMBI of its obligation to pay any royalty or fees owed at the time of such termination.

 9.2 If, at any time, either party is dissolved or reorganized the other party shall have the right to terminate this Agreement.

                            10.0 TERMINATION BY UMBI

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 10.1 UMBI shall have the right at any time to terminate this Agreement by giving notice in writing to SPACEHAB. Such notice shall be subject to the Notice provisions located in Article 13.0 (Notices) and termination of this Agreement shall be effective sixty (60) days from the effective date of such notices. Termination by UMBI shall activate the Buyout provisions located in Article 11.0 below.

 10.2 Any termination pursuant to the above paragraph shall not relieve UMBI of any obligation accrued prior to such termination or any payments made to SPACEHAB due prior to the effective date of termination.

                                   11.0 BUYOUT

 11.1 If UMBI chooses to terminate this Agreement, or if this Agreement is terminated by SPACEHAB in accordance with the default provisions set forth herein, then UMBI shall pay SPACEHAB a buyout fee. The buyout fee shall be an amount mutually established by SPACEHAB and UMBI, and shall be a function of and based upon projected future Net Sales of Products beginning at the time the Buyout provision is invoked.

 11.2 UMBI's payment of the buyout fee, hereunder, shall be known as the "Buyout" provision, and shall not relieve UMBI of its obligation to pay any royalties or fees accrued and owed to SPACEHAB up through the time of the mutually established Buyout fee.

                                   12.0 COSTS

 12.1 Each party agrees to pay its own costs and expenses incurred in connection with performing and complying with this Agreement, and neither party shall be liable for the costs incurred by the other party in complying with this agreement, except as herein set forth. It is expressly understood by the parties that SPACEHAB shall not liable for the costs incurred by UMBI if the STS-84, the CVDA, or the Protein Crystal Growth Solutions are not otherwise flown; and UMBI shall not be liable for the costs incurred by SPACEHAB if the Protein Crystal Growth Solutions are not flown aboard the CVDA during STS-84.

                                  13.0 NOTICES

 13.1 Any notice or payment required to be given to either party shall be deemed to have been properly given and to be effective (a) on the date of delivery if delivered in person or (b) five (5) days after mailing if mailed by first-class certified mail, postage, pre-paid to the respective addresses given below, or to such other addresses as it shall designate by written notice given to the other party.

  In the case of UMBI:           University of Maryland
                                 Biotechnology Institute
                                 4321 Hartwick Road, Suite 500

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                              College Park, MD 20740
                              Attention: ORATD

  In the case of SPACEHAB:    SPACEHAB, Inc.
                              1595 Springhill Road, Suite 360
                              Vienna, VA 22182
                              Attention:Nelda Wilbanks, Contracts Administrator

                               14.0 ASSIGNABILITY

 14.1 This Agreement is binding upon and shall inure to the benefit of SPACEHAB, its successors and assigns, but shall be personal to UMBI and assignable by UMBI only with the written consent of SPACEHAB, which consent shall not be unreasonably withheld.

                               15.0 LATE PAYMENTS

 15.1 In the event royalty payments or fees are not received by SPACEHAB when due, UMBI shall pay to SPACEHAB annual interest charges equal to the projected inflation rate published by the United States government. Late fees shall be waived in the event there is a legitimate dispute concerning payments due to UMBI from its licensee(s).

                                   16.0 WAIVER

 16.1 It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

                              17.0 GOVERNMENT LAWS

 17.1 This Agreement shall be interpreted and construed in accordance with the laws of the State of Virginia.

                            18.0 EXPORT CONTROL LAWS

 18.1 UMBI shall observe all applicable United States and foreign laws with respect to the transfer of Products and related technical data, to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

 18.2 UMBI shall impose upon any licensees or sublicensees the requirement to observe all applicable United States and foreign laws with respect to the transfer of Products and related technical data, to foreign countries, including without limitation, the International Traffic in Arms Regulations (ITAR) and Export Administration Regulations.

                               19.0 FORCE MAJEURE

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 19.1 The parties to this Agreement shall be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any catastrophes or other major event beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances or regulations; strikes, lockouts or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have been abated, the parties' respective obligations hereunder shall resume.

                               20.0 MISCELLANEOUS

 20.1 The headings of the sections of this agreement are for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

 20.2 This Agreement will not be binding upon the parties until it has been signed below on behalf of each party, in which event, it shall be effective as of the date recited on page one.

 20.3 No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed on behalf of each party.

 20.4 This Agreement embodies the entire understanding of the parties and shall supersede all previous representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

 20.5 If any provision(s) contained in this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this Agreement shall not be affected thereby, provided that a party's rights under this Agreement are not materially affected. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal, or unenforceable, there be substituted or added as part of this Agreement a provision which shall be as similar as possible in economic and business objectives as intended by the parties to such invalid, illegal, or unenforceable provision, but shall be valid, legal and enforceable.

 IN WITNESS WHEREOF, both SPACEHAB and UMBI have executed this Agreement in duplicate originals, by their respective officers hereunto duly authorized, on the day and year hereafter written.

 UMBI                                       SPACEHAB, INC.
 BY:  /s/ S. Gaylen Bradley                 BY: /s/ Chester M. Lee
      ---------------------
 Title:  Vice President Acad. Affairs       Title:  President
 Date:   1 May 1997                         Date:


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                   SpaceHab/University of Maryland Agreement
                                Exhibit A (Robb)
                            Description of Specimens

 Amersham Life Science, Inc. specializes in reagents, enzymes, and kits for Nucleic Acid Sequencing and Detection. The Amersham line of DNA polymerases for sequencing is the best currently available, and continues to expand with its most recent addition, Thermo Sequenase. In order to continue to provide new DNA polymerases with improved features, one focus of current research is mutagenesis of archaeal thermostable DNA polymerases (confidential information relating to our current grant from the ATP). Protein engineering is currently underway on such a polyrnerase, based on the primary and proposed secondary structure of the enzyme. Having tertiary structure information from crystal analysis would provide key information on the structure to be modified. However, despite efforts by several labs in the past few years, these proteins have proven refractory to ordinary crystallization techniques, and there is no crystal structure data available for any thermostable archaeal Type II DNA polymerase.

 Amersham proposes to produce sufficient quantities of modified DNA polymerase from the hyperthermophile Pyrococcus furiosus for experiments to attempt crystallization with the Commercial Vapour Diffusion Apparatus. Our colleagues at the University of Maryland Biotechnology Institute have received funding from us under the NIST ATP program. Under this agreement, Amersham retains exclusive patent rights to the University's intellectual property developed under the agreement. UMBI researchers will collaborate with us to prepare the samples in a format most amenable to crystallization. Data obtained will enhance understanding of the protein structures that contribute to thermos/ability (by comparison with homologous mesophilic structures), and lead to further modifications of polymerase active sites. The potential commercial benefits include improved stability and performance of enzymes for DNA sequencing and PCR research.

 The University of Maryland is conducting basic studies into the determination of exceptional thermos/ability in enzymes. The approach they have taken is the mutagenesis of moderately thermostable enzymes, based on comparative structural predictions dictated by the crystal structures of homologous, exceptionally thermostable enzymes. Currently, they have constructed five fully active glutamate dehydrogenase variants of the hyperthermophile Thermococcus litoralis, which have a five-fold range of thermos/abilities. The midpoint of denaturation (Tm) of the most thermostable variant is 111C, which is within 2c of the most thermostable dehydrogenase recorded by us, that of Pyrococcus furiosus, and is 1 8C higher than the least thermostable mutant enzyme in the study. This range represents the effects of only five altered residues in a polypeptide of 321 residues.

 Detailed structural studies based on the crystallization of the enzyme under microgravity conditions, will allow us to confirm the data from modeling studies that led to the choice of these mutations sites. The overall goal of the study is to devise robust predictive strategies for altering enzyme thermos/ability.

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                   SPACEHAB/UNIVERSITY OF MARYLAND AGREEMENT
                               EXHIBIT B (DiGATE)
                            DESCRIPTION OF SPECIMENS

 DNA topoisomerases have been the subject of intense study in recent years. These enzymes play a crucial role in cellular DNA metabolism. The importance of this role has been reinforced by the finding that certain antibiotics and antineoplastic agents specifically target and inhibit these enzymes. For example, the coumarin and quinolone antibiotics specifically inhibit bacterial DNA gyrase and acridines, anthracyclines, ellipticines, epipodophyllotoxins, and alkaloids specifically target and inhibit eucaryotic topoisomerases.

 DNA topoisomerases act by altering the topoligical state of DNA. This is accomplished by the transient breakage of one (type I topoisomerase) or both (type II topoisomerase) strands(s) of the helix, a strand passing event, and the subsequent resealing of the strand(s). It is the ability of topoisomerases to link and unlink DNA, that defines their role in cellular DNA metabolism. Topoisomerases have not only been implicated in the maintenance of the superhelical density of DNA, but also in the separation (or decatenation) of chromosomes during DNA replication.

 My laboratory is particularly interested in Escherichia cold DNA topoisomerase I (Topo I) and III (Topo III), the two type I enzymes of this well characterized bacteria. These two topoisomerases show extensive protein sequence homology within the first 600 amino acids of the two proteins; however, they diverge rapidly in the carboxyl-terminal domains of the proteins. Our laboratory has been able to show that although these proteins show extensive protein sequence homology, they catalyze distinct reaction in vitro. Topo I is an efficient relaxation activity, catalyzing the removal of negative supercoils from circular DNA molecules, but Topo III is a poor relaxation activity. Topo III, on the other hand, is a potent decatenase capable of efficiently resolving interlinked chromosomes. Topo I is a poor decatenase. In an attempt to understand the differences between these two enzymes we have used a combined molecular biology and biophysical analysis of these two enzymes. Molecular biology studies have implicated the heterologous carboxyl-terminus of Topo III as essential for its unique biochemical properties. In addition, these studies have indicated that there must be amino acid residues within the homologous regions of both proteins that are responsible for the unique biochemical properties of these enzymes.

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                                     EXHIBIT B


 The X-ray crystal structure has been determined in the laboratory of Alfonso Mondragon for a genetically engineered truncation of Topo I (containing residues through amino acid 590). This truncation, however, is not an active enzyme. We have collaborated with Dr. Mondragon to elucidate the X-ray crystal structure of E. cold Topo III. We have been able to generate a 3 structure of Topo III that contains amino acids 1-609. Our laboratory has shown that Topo III truncated to 609 amino acids, is a fully active topoisomerase. In addition, we are attempting to explain the catalytic differences of the two enzymes within the context of their physical structure. The structural determination of Topo III to higher resolution has been hampered by the small size of the crystals. Dr. Mondragon and myself are extremely interested in the possibility of growing bigger crystals in the low gravity environment of SPACEHAB.

 Dr. Mondragon and myself have recently entered a collaborative research agreement with SmithKline Beecham Pharmaceuticals to perform studies to elucidate the catalytic mechanism of type 1 topoisomerases. The agreement grants to Smith-Kline Beecham an option to negotiate an exclusive worldwide royalty bearing license to UMBI developed intellectual property and to UMBI's share of any jointly developed intellectual. The ultimate goal of the research would be to rationally design inhibitors of these enzymes. Recently, there has been a increasing occurrence of antibiotic resistant strains of bacteria. It is clear that new antibiotics must be produced. Unfortunately, the current list of antibiotics target a very limited set of enzymes. It is therefore essential to develop antibiotics to new targets. Type 1 topoisomerases are potential targets since inhibition of these enzymes during catalysis would result in chromosomal breaks in much the same way that the quinolone antibiotics result in chromosomal breaks by inhibiting type II topoisomerases. The availability of the crystal structures of the two type 1 enzymes in combination with the arsenal of molecular biology techniques currently available makes this an unparalleled opportunity to rationally design a new antibiotic to a new target. The ability to generate high quality crystals is essential to the refinement of the current X-ray crystal structure of Topo III and would greatly enhance the possibility of success of this project.